Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 25, 2025, with respect to the consolidated financial statements of Xometry, Inc., incorporated herein by reference.

/s/ KPMG LLP

McLean, Virginia
February 24, 2026